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                                                                    Exhibit 3.15

                            ARTICLES OF INCORPORATION

                                       OF

                       CHIMERA RESEARCH AND CHEMICAL, INC.

     The undersigned Subscriber hereby makes, subscribes, acknowledges and files with the Secretary of State of the State of Florida these Articles of Incorporation, for the purpose of forming a corporation for profit, in accordance with Chapter 607, Florida Statutes, General Corporation Act of the State of Florida.

     ITEM 1.   NAME OF CORPORATION.

          1.01 Name - The name of this corporation shall be CHIMERA RESEARCH AND CHEMICAL, INC.

     ITEM 2.   GENERAL NATURE OF BUSINESS.

          2.01 Powers - The general nature of the business to be transacted by this corporation is to do all things natural persons might or could lawfully do in the premises, as follows:

          (1) In general, to call on any business and to have and exercise all of the powers conferred by the laws of the State of Florida upon corporations formed hereunder, and to do any and all of the things hereinafter set forth as principal, agent or as a member of a joint venture whether with an individual or another corporation or otherwise, either alone or in conjunction with others, and in any part of the world;

          (2) To purchase, issue, own, hold, sell, draw, accept and discount bonds, stocks of all kinds, including stock of this corporation, promissory notes, bills of exchange, mortgages, liens, leases, contracts in writing and other instruments evidencing any and all rights and interests in and to any real estate, chattels, or choses in action, including the power to exercise all the rights and privileges of owner or owners thereof;

          (3) To borrow or raise money for any of the purposes of this corporation, in such amounts as the Board of Directors

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may from time to time determine; to issue bonds, debentures, notes or other obligations of any nature, and in any manner for monies so borrowed without limit as to amount, and if and to the extent so determined, to secure the principal thereof, and the interest thereon, by mortgage upon or pledge or conveyance or assignment in trust of, the whole or any part of the property of the corporation, real or personal, including contract rights, either at the time owned or thereafter acquired or in any other manner;

          (4) To acquire all or any part of the goodwill, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the corporation has the power to conduct; to pay for the same in cash or stock or bonds of the corporation or otherwise; to hold, utilize or in any manner dispose of the whole or any part of the rights and properties so acquired and to assume in connection therewith any liabilities of any such person, firm, association or corporation and conduct in any lawful manner the whole or any part of the business thus acquired;

          (5) To lend money and negotiable loans, to draw, accept, endorse, deposit, buy, sell and deliver bills of exchange, promissory notes, bonds, debentures and other negotiable instruments and securities, generally to carry on and undertake any business, undertake any transaction or operation commonly carried on or undertaken by capitalists, promoters and financiers to enhance the value of or render profitable any property or right of the corporation;

          (6) To adopt, apply for, obtain, register, purchase, lease, take assignments of licenses of or otherwise to acquire, to obtain the use of and to hold, protect, own, use, develop, introduce, advertise and exploit, and to sell, assign, lease, grant licenses or other rights in respect to, make contracts concerning or otherwise deal with, dispose of, or turn to account any copyrights, trademarks, trade names, labels, brands, patent

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rights, letters patent and patent applications of the United States of America or of any other country, government or authority, and any inventions, improvements, processes, formulae, mechanical or other combinations, licenses and privileges, whether in connection with or secured under letters patent or otherwise, which are or shall be necessary, convenient, adaptable for the utilization by the corporation in any way, directly or indirectly, or such letters patent and patent applications, trade names, trademarks, copyrights and pending application therefor, inventions, improvements, processes, formulae, mechanical or other combinations, of licenses and privileges;

          (7) To purchase or acquire by gift, devise, bequest or otherwise, and to hold, own, lease, use, mortgage, dispose of property of every nature and description, real, personal and mixed, or any right or interest therein, without limit as to amount within or without the State of Florida;

          (8) To enter into, make and perform contracts of every sort and description, which may be necessary or convenient to the carrying on of the business of the corporation, with any person, firm, association, corporation, municipality, body politic, county, state or government or colony or dependency or agency thereof;

          (9) To do all and everything necessary or proper for the accomplishment of the objects enumerated, or necessary or incidental to the protection and benefit of the corporation, and in general to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth herein, provided the same be not inconsistent with the laws under which the corporation is organized;

          (10) The objects and purposes specified in the foregoing clauses of this Item, shall, except where otherwise expressed in this item, be in no wise limited or restricted by reference to, or inference from the terms of any other clause of this or any other item of these Articles of Incorporation, but

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shall be regarded as independent objects and purposes and shall be construed as powers as well as objects and purposes.

     ITEM 3.   STOCK.

          3.01 Number - The maximum number of shares of stock that this corporation is authorized to have outstanding at any time is 10,000 shares having a par value of $1.00 per share. Said stock shall be payable in cash, property, labor or services at a just valuation to be fixed by the Board of Directors at a meeting for that purpose.

     ITEM 4.   CORPORATE EXISTENCE.

          4.01 Duration - This corporation shall commence existence on the date of filing with the Secretary of State, and shall exist perpetually thereafter unless dissolved according to law.

     ITEM 5.   INITIAL REGISTERED OFFICE AND REGISTERED AGENT.

          5.01 Initial Registered Office and Registered Agent - The address of the initial registered office of the corporation in the State of Florida is: 501 East Kennedy Boulevard, Suite 906, Tampa, Florida 33602, and the initial Registered Agent is ROY W. COHN.

          5.02 Relocation - The Board of Directors may, from time to time, move the location of the registered office to any other address in Florida, any may from time to time, change the registered agent of the corporation.

     ITEM 6.   NUMBER OF DIRECTORS.

          6.01 Number - The number of Directors of this corporation shall not be less than one (1).

          The number of Directors may be increased or diminished from time to time by the By-laws adopted by the Stockholders, but shall never be less than one (1).

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     ITEM 7.   NAMES AND ADDRESSES OF BOARD OF DIRECTORS.

          7.01 Designation - The name and post office addresses and street addresses of the first Board of Directors who shall serve until the first annual meeting, or until their successors shall have been elected and qualified:

                     NAME                            ADDRESS
                     ----                            -------

                 JESSE M. CARTER               3411 West Bay Avenue
                                               Tampa, Florida 33611

                 JACK V. SMITH                 90 Venice Circle
                                               Land O'Lakes, Florida 34639

     ITEM 8.   NAMES AND ADDRESS OF INCORPORATOR.

          8.01 Designation - The name and street address of the incorporator is as follows:

                    NAME                               ADDRESS
                    ----                               -------

                 ROY W. COHN                   501 East Kennedy Boulevard
                                               Suite 906
                                               Tampa, Florida 33602

     ITEM 9.   SPECIAL PROVISIONS.

          9.01 Powers of Board of Directors - In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          (1)  To make, amend and alter the By-laws of this corporation;

          (2) To fix the amount to be reserved as working capital over and above its capital stock paid in;

          (3) From time to time to determine whether and to what extent, and at what time and places and under what conditions and regulations, the accounts of the corporation other than the stock book or any of them shall be open to inspection of the Stockholders; and no Stockholder shall have any right of inspection of any account book or documents of this corporation except as conferred by statute unless authorized by resolution of the Stockholders or Directors.

          9.02 Disposition of Assets - Pursuant to the affirmative vote of the Stockholders of record, holding stock in

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the corporation entitling them to exercise at least a majority of voting power, given at a Stockholders meeting duly called for that purpose, or when authorized by written consent of the Stockholders of record holding stock in the corporation entitling them to exercise at least a majority of the voting power, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of this corporation, including its corporate franchises, or any property or assets essential to the business of the corporation, upon such terms and conditions as ? Board of Directors deem expedient for the best interest of the corporation.

          9.03 Powers - The corporation may in its By-laws confer powers upon its Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon it by statutes.

          9.04 Preemptive Rights - No holder of stock of the corporation of any class shall have any preferential, preemptive ? other rights to subscribe for or to purchase from the corporation any stock of the corporation of any class whether or not now authorized, or to purchase any bonds, certificates of indebtedness, debentures, notes, obligations, or other securities, which the corporation may at any time issue, whether or not the same shall entitle the owner or holder to purchase stock of the corporation of any class.

          9.05 Self-Dealing - No contract or other transaction between the corporation and any other corporation, in the absence of fraud, shall be affected or invalidated by the fact that any Director or Directors or officers of such other corporation, and any Director or Directors, individually or jointly, may be a party or parties to or may be interested in any such contract or transaction of the corporation, or in which the corporation is interested, and no contract, act or transaction, in the absence of fraud, shall be affected or invalidated by the fact that any Director or Directors or the corporation is a party or are parties to or interested in such contract, act or transaction, or

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in any way connected with such person or persons, firm or corporation and each and every person who may become a Director of the corporation is hereby relieved from any liability that might otherwise exist from this contracting with the corporation for the benefit of himself or any firm, association or corporation in which he may be anywise interested. Any Director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or controlled corporation.

          9.06 Meeting - Both Stockholders and Directors shall have the powers, if the By-laws so provide, to hold their meetings within or without the State of Florida, and to keep the books of the corporation (subject to the provisions of the applicable statutes) outside of the State of Florida at such places as may from time to time be designated by the Board of Directors.

          9.07   Action of Directors and Stockholders Without a Meeting.

          (1) Action taken by Directors of this corporation or by members of an executive committee of the Directors of this corporation without a meeting shall nevertheless be Board or Committee action if written consent to the action in question is signed by all the Directors or members of the Committee, as the case may be; and if said written consent is filed with the minutes of the proceedings of the Board or Committee, whether done before or after the action so taken.

          (2) Any action of the Stockholders of this corporation may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting and filed with the Secretary of the corporation as part of the corporate records. Such consent shall have the same force and effect as the unanimous vote of the Stockholders and may be stated as such in any Certificate or document.

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          9.08   Amendment - This corporation reserves the right to amend,
alter, change or repeal any provision contained in these Articles of Incorporation in any manner now or hereafter prescribed by statute, and all rights conferred upon Stockholders herein are granted subject to this reservation.

          9.09 Stock Transfer Restrictions - The Board of Directors or the Stockholders of this corporation may, by the adoption of appropriate By-laws for this corporation, not in contravention with statutes of the State of Florida, under which this corporation is organized, authorize whatever reasonable transfer restrictions on the transfer of the capital stock of this corporation as they shall deem appropriate.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this [ILLEGIBLE] day of April, 1990.


                                                    /s/ Roy W. Cohn (SEAL)
                                                 -------------------
                                                 ROY W. COHN,
                                                 Incorporator

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

     I HEREBY CERTIFY that on this 2nd day of April, 1990, before me, a Notary Public duly authorized in the State and County above named to take acknowledgements, personally appeared ROY W. COHN, to me known to be the person described as the subscriber herein and who executed the foregoing Articles of Incorporation, and said subscriber acknowledged before me that the same were executed for the uses and purposes therein expressed.

     WITNESS my hand and official seal named above, this 2nd day of April, 1990.

                                                 /s/ [ILLEGIBLE]
                                                 ----------------------------
                                                 NOTARY PUBLIC
                                                 My Commission Expires: 5/17/93

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                              DEPARTMENT OF STATE
                            DIVISION OF CORPORATIONS

             DESIGNATION OF REGISTERED AGENT AND REGISTERED OFFICE

                                    *******

     Pursuant to Sections 48.091 and 607.034, Florida Statutes, this Designation is submitted:

     1. CHIMERA RESEARCH AND CHEMICAL, INC. is a corporation desiring to organize or qualify under the laws of the State of Florida, with its principal place of business at the City of Land O'Lakes, County of Pasco, State of Florida;

     2. CHIMERA RESEARCH AND CHEMICAL, INC. hereby names ROY W. COHN, an individual resident of this state, as its registered agent to accept service of process within the State of Florida;

     3. CHIMERA RESEARCH AND CHEMICAL, INC. hereby designates as its registered office, the street address of said registered agent's place of business, which is 501 East Kennedy Boulevard, Suite 906, City of Tampa, County of Hillsborough, State of Florida.

     SUBMITTED this 2nd day of April, 1990.

                                                    /s/ Roy W. Cohn
                                                 -------------------------------
                                                 ROY W. COHN,
                                                 Incorporator on behalf of
                                                 CHIMERA RESEARCH AND CHEMICAL,
                                                 INC.

ACKNOWLEDGMENT:

     Having been named to accept service of process for the above stated corporation, at the designated place, I hereby agree to act in this capacity and accept this appointment, and agree to comply with the provisions of Sections
48.091 and 607.034, Florida Statutes, relative to having open said office.

                                                 By:  /s/ Roy W. Cohn
                                                    ----------------------------
                                                    Registered Agent

                                                 Date:  4/2/90
                                                      --------------------------

[SEAL]